UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Acuren Corporation

(Exact name of registrant as specified in its charter)

Delaware	66-1076867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14434 Medical Complex Drive, Suite 100 Tomball, TX	77377
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered each class is to be registered	Name of each exchange on which
Common Stock, par value $0.0001 per share	The NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder constitute shares of common stock, par value $0.0001 per share (the “Common Stock”), of Acuren Corporation (the “Registrant”). The Common Stock is being registered in connection with the listing of the Registrant’s Common Stock on the NYSE American. A description of the Common Stock is set forth under the heading “Description of Capital Stock; Comparison of Rights” in the prospectus constituting part of the Registration Statement on Form S-4 (Registration No. 333-282976) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on November 4, 2024, as amended by any amendments to such Registration Statement, and such description is incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

ACUREN CORPORATION

Date: February 14, 2025

	By:	/s/ Fiona Sutherland
	Name:	Fiona Sutherland
	Title:	General Counsel and Corporate Secretary